As filed with the Securities and Exchange Commission on December 11, 2007
Registration No. 333-147798
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEEKAY TANKERS LTD.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4400	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas
(242) 502-8820
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Watson, Farley & Williams (New York) LLP
Attention: Daniel C. Rodgers
100 Park Avenue, 31st Floor
New York, New York 10017
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Matheson Evan Reynolds Perkins Coie LLP 1120 N.W. Couch Street, 10th Floor Portland, Oregon 97209 (503) 727-2000	Andrew J. Pitts Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019-7475 (212) 474-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 2 is to amend the exhibit index and to re-file Exhibits 5.1, 8.1 and 8.2 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

The section of the prospectus entitled “Description of Capital Stock — Limitations on Director Liability and Indemnification of Directors and Officers” discloses that we must indemnify officers and directors to the fullest extent authorized by applicable law and is incorporated herein by this reference. This section also discloses that we are authorized to advance certain expenses to our directors and officers and to carry directors’ and officers’ insurance providing indemnification for our directors and officers. Reference is made to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement in which Teekay Tankers Ltd. will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7.	Recent Sales of Unregistered Securities

On October 17, 2007, in connection with our incorporation, we issued 1,000 shares of our Class A common stock, par value $0.01 per share, to Teekay Holdings Ltd. in consideration of a capital contribution of $1,000 by it. That issuance was exempt from registration under Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
Number		Description
1.1	—	Form of Underwriting Agreement*
3.1	—	Amended and Restated Articles of Incorporation of Teekay Tankers Ltd.*
3.2	—	Amended and Restated Bylaws of Teekay Tankers Ltd.*
4.1	—	Registration Rights Agreement between Teekay Tankers Ltd. and Teekay Corporation*
5.1	—	Opinion of Watson, Farley & Williams (New York) LLP, as to the legality of the securities being registered
8.1	—	Opinion of Perkins Coie LLP relating to United States tax matters
8.2	—	Opinion of Watson, Farley & Williams (New York) LLP relating to Marshall Islands tax matters
10.1	—	Contribution, Conveyance and Assumption Agreement*
10.2	—	Management Agreement*
10.3	—	Gross Revenue Sharing Pool Agreement*
10.4	—	Teekay Tankers Ltd. 2007 Long-Term Incentive Plan*
10.5	—	Revolving Credit Facility*
21.1	—	List of Subsidiaries of Teekay Tankers Ltd.*
23.1	—	Consent of Ernst & Young LLP*
23.2	—	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)
23.3	—	Consent of Perkins Coie LLP (contained in Exhibit 8.1)
23.4	—	Consent of Clarkson Research Services Limited*
23.5	—	Consent of Fearnresearch*
24.1	—	Powers of Attorney*
99.1	—	Consent of Richard du Moulin*

*	Previously filed.

(b) Financial Statement Schedules.

All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on December 11, 2007.

TEEKAY TANKERS LTD.

By:	/s/ Bjorn Moller
Name:     Bjorn Moller

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on December 11, 2007, by or on behalf of the following persons in the capacities indicated.

Signature		Title

/s/ Bjorn Moller Bjorn Moller		Chief Executive Officer and Director (Principal Executive Officer)

/s/ * C. Sean Day		Chairman of the Board

/s/ * Peter Evensen		Executive Vice President, Director and Authorized Representative in the United States

/s/ * Vincent Lok		Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ Bjorn Moller Bjorn Moller, Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Form of Underwriting Agreement*
3.1	—	Amended and Restated Articles of Incorporation of Teekay Tankers Ltd.*
3.2	—	Amended and Restated Bylaws of Teekay Tankers Ltd.*
4.1	—	Registration Rights Agreement between Teekay Tankers Ltd. and Teekay Corporation*
5.1	—	Opinion of Watson, Farley & Williams (New York) LLP, as to the legality of the securities being registered
8.1	—	Opinion of Perkins Coie LLP relating to United States tax matters
8.2	—	Opinion of Watson, Farley & Williams (New York) LLP relating to Marshall Islands tax matters
10.1	—	Contribution, Conveyance and Assumption Agreement*
10.2	—	Management Agreement*
10.3	—	Gross Revenue Sharing Pool Agreement*
10.4	—	Teekay Tankers Ltd. 2007 Long-Term Incentive Plan*
10.5	—	Revolving Credit Facility*
21.1	—	List of Subsidiaries of Teekay Tankers Ltd.*
23.1	—	Consent of Ernst & Young LLP*
23.2	—	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1)
23.3	—	Consent of Perkins Coie LLP (contained in Exhibit 8.1)
23.4	—	Consent of Clarkson Research Services Limited*
23.5	—	Consent of Fearnresearch*
24.1	—	Powers of Attorney*
99.1	—	Consent of Richard du Moulin*

*	Previously filed.